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                                                                    EXHIBIT 10.6



                           PURCHASE AND SALE AGREEMENT

                                     between

                        LORAL SPACE & COMMUNICATIONS LTD.

                                       and

                                ALCATEL SPACECOM



                    ----------------------------------------

                            Dated as of June 19, 1997

                    ----------------------------------------


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                           PURCHASE AND SALE AGREEMENT



                  PURCHASE AND SALE AGREEMENT, dated as of June 19, 1997 (the "Agreement"), between LORAL SPACE & COMMUNICATIONS LTD., a company organized under the laws of Bermuda ("Loral"), and ALCATEL SPACECOM, a societe par action simplifee organized under the laws of France ("Alcatel").

                              W I T N E S S E T H :

                  WHEREAS, on the date hereof, Alcatel is a limited partner of, and the owner of 720,000 partnership interests (the "Partnership Interests") in, Loral/QUALCOMM Satellite Services, L.P., a Delaware limited partnership ("LQSS"), pursuant to that certain Amended and Restated Agreement of Limited Partnership of LQSS, dated as of March 23, 1994 (the "Partnership Agreement"); and

                  WHEREAS, the parties hereto desire for Alcatel to exchange its Partnership Interests for cash and securities from Loral, as set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.       PURCHASE AND SALE

                  1.1.     Purchase and Sale.

                  1.1.1. At the Closing described in Section 1.2. below, Alcatel shall sell, transfer and assign, and Loral shall purchase and acquire, the 720,000 Partnership Interests held by Alcatel (the "LQSS Interests") in exchange for (i) $17,487,360 in cash (the "Cash Consideration") and (ii) 1,255,684 shares of Loral Common Stock, par value $.01 per share (such shares the "LSC Shares").

                  1.2.     Closing.

                  1.2.1. Time and Place of Closing. The closing ("Closing") of the transactions contemplated by Section 1.1. (the "Purchase and Sale") shall take place at the law offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022 or such other place upon which the parties hereto may agree and shall occur (the "Closing Date") upon execution and delivery of this Agreement by the parties hereto.
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                  1.2.2.   Deliveries at Closing.  At the Closing,

                           (a) Loral is delivering to Alcatel (i) the Cash
Consideration by wire transfer of immediately available funds to the account designated by Alcatel's written instructions delivered at least two (2) full business days prior to the Closing Date and (ii) share certificates for the LSC Shares, registered in the name of Alcatel;

                           (b) Alcatel is delivering to Loral, and Loral is
executing, the Assignment of Partnership Interests in the form attached hereto as Exhibit A; and

                           (c) The parties hereto are acknowledging the delivery
to Alcatel of the item required by Section 3.1.1.

                  1.2.3. Stock Transfer Taxes. Loral will bear all United States stock transfer taxes, direct or indirect, attributable to the share transfers in the Purchase and Sale.

2.       REPRESENTATIONS AND WARRANTIES

                  2.1. Representations and Warranties of Loral. Loral represents and warrants to Alcatel as follows:

                  2.1.1. Organization; Capitalization. Loral is a company duly organized, validly existing and in good standing under the laws of the Islands of Bermuda and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted. The authorized capital stock of Loral consists of (a) 750,000,000 shares of Common Stock, par value $.01 per share ("LSC Common Stock"), of which 191,162,455 shares are issued and outstanding and, without giving effect to the transactions contemplated hereby, 97,553,912 additional shares are reserved for issuance upon the exercise or conversion of outstanding options, warrants or convertible securities; (b) 150,000,000 shares of Series A Non-Voting Convertible Preferred Stock, par value $.01 per share, of which 45,896,977 shares are outstanding and none of which have been reserved for issuance; (c) 750,000 shares of Series B Preferred Stock, par value $.01 per share, no shares of which are outstanding, and 250,000 shares of which have been reserved for issuance upon the exercise of outstanding rights; and (d) 20,000,000 shares of 6% Series C Convertible Redeemable Preferred Shares, par value $.01 per share, of which 13,845,774 shares are outstanding and none of which are reserved for issuance.

                  2.1.2. Authorization and Validity of Agreement. Loral has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance of Loral's obligations hereunder have been, or will have been on the Closing Date, duly authorized by the Board of Directors of Loral, and no other corporate proceedings on the part of Loral are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by Loral and is the legal, valid and binding obligation of Loral.

                  2.1.3. No Conflict or Violation. The execution, delivery and performance by Loral of this Agreement do not and will not violate or conflict with any provision of the charter


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documents or bye-laws of Loral, and do not and will not violate any provision of any agreement or instrument to which Loral is a party or by which it is bound, or any order, judgment or decree of any court or other governmental or regulatory authority to which Loral is subject.

                  2.1.4. Validity of Securities. The LSC Shares have been, or will have been as of the Closing Date, duly authorized for issuance and sale to Alcatel pursuant to this Agreement, and when duly executed and delivered against payment therefor as provided herein, will be validly issued, fully paid and non-assessable; the stock certificates evidencing the LSC Shares will be in due and proper form and comply with all applicable legal requirements; the issuance of the LSC Shares will not be subject to any call, preemptive or other similar rights.

                  2.1.5. Compliance with Partnership Agreement. (i) Loral has, or will have on the Closing Date, furnished the "General Partner" (as defined in the Partnership Agreement) with an agreement, in form reasonably satisfactory to the General Partner, to be bound by the Partnership Agreement and such other documents or instruments as may be required by the General Partner pursuant to
Section 11.01(a) of the Partnership Agreement in order to effect Loral's admission as a "Limited Partner" (as defined in the Partnership Agreement); (ii) the General Partner has consented to the (A) transfer of the LQSS Interests contemplated hereunder, as required by Section 10.03(a) of the Partnership Agreement, and (B) admission of Loral as a substituted Limited Partner in LQSS upon consummation of the Purchase and Sale in satisfaction of Section 11.01(b) of the Partnership Agreement; and (iii) all other requirements for the transfer of the LQSS Interests pursuant to the Partnership Agreement contemplated hereunder have been met or otherwise waived.

                  2.1.6. Registration and Resale of LSC Shares. The LSC Shares have been duly registered under the U.S. Securities Act of 1933, as amended ("Securities Act") (pursuant to Securities Act Registration Number 333-26517, on Form S-3, the "Registration Statement"), and applicable state securities laws (collectively the "Securities Laws") and admitted for trading on the New York Stock Exchange. Other than restrictions imposed by the Securities Laws, the LSC Shares are not subject to any legal or contractual restrictions on resale.

                  2.2. Representations and Warranties of Alcatel. Alcatel represents and warrants to Loral as follows:

                  2.2.1. Organization. Alcatel is a societe par action simplifee duly organized, validly existing and in good standing under the laws of the Republic of France, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted.

                  2.2.2. Authorization and Validity of Agreement. Alcatel has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance of Alcatel's obligations hereunder have been duly authorized by the appropriate governing body of Alcatel, and no other corporate proceedings on the part of Alcatel are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by Alcatel and is the legal, valid and binding obligation of Alcatel.

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                  2.2.3. No Conflict or Violation. The execution, delivery and performance by Alcatel of this Agreement do not and will not violate or conflict with any provision of the charter documents or by-laws (or corresponding instruments under the laws of France) of Alcatel, and do not and will not violate any provision of any agreement or instrument to which Alcatel is a party or by which it is bound, or any order, judgment or decree of any court or other governmental or regulatory authority to which Alcatel is subject.

                  2.2.4. Title to LQSS Interests. Alcatel is the lawful owner of the LQSS Interests. Alcatel has good, valid and marketable title, free and clear of all liens, pledges, security interests, and encumbrances, to the LQSS Interests, with full right and lawful authority to sell and transfer such interests to Loral pursuant to this Agreement. Upon payment for the LQSS Interests to be purchased by Loral, Loral will acquire good, valid, and marketable title thereto, free and clear of all liens, pledges, security interests, and encumbrances except as set forth in the Partnership Agreement.

                  2.2.5. No Brokers or Agents. Alcatel has not retained the services of any broker or agent in connection with the Purchase and Sale.

3.       ACKNOWLEDGMENT

                  3.1. Acknowledgment. The parties hereto acknowledge that Alcatel has received an opinion, dated the Closing Date, from Appleby, Spurling & Kempe as to due formation of Loral and the legality of the LSC Shares issued to Alcatel hereunder.

4.       BLOCK TRADE UNDERTAKING

                  4.1. Definitions. The following terms shall have the meanings ascribed to them below:

                  4.1.1. "Excess Amount" means the number of LSC Shares requested by a Holder or Holders to be sold pursuant to Section 4.3. which the managing Underwriter or Underwriters determines exceeds the largest number of LSC Shares which can successfully sold in an orderly manner in such offering within the price range acceptable to Loral.

                  4.1.2. "Holders" means each of Alcatel for so long as it owns any LSC Shares, and such of its successors and assigns who acquire LSC Shares, directly or indirectly, from Alcatel, in each case for so long as such successors or assigns own any LSC Shares.

                  4.1.3. "Majority Holders" means the Holders of a majority of the LSC Shares.

                  4.1.4. "Person" means an individual or a corporation, partnership, limited liability company, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

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                  4.1.5. "Underwriter" means a securities dealer who purchases any Loral securities as principal in an underwritten offering and not as part of such dealer's market-making activities.

                  4.2. Block Trade Undertaking

                  4.2.1. Broker-dealers. Upon request from the Majority Holders, Loral shall use its reasonable best efforts to assist the Majority Holders in identifying registered broker-dealers (each, a "Broker") ready, willing and able to effectuate a sale of all or a portion of the LSC Shares on terms acceptable to the Majority Holders in a manner consistent with customary practice (other than pursuant to an underwritten public offering) as contemplated under the heading "Plan of Distribution" in the Registration Statement, including, but not limited to, a block sale of all or a portion of the LSC Shares.

                  4.2.2. Preferred Sales Method. The Majority Holders and Loral acknowledge and agree that their preferred manner of execution of the sale of LSC Shares pursuant to Section 4.2. would be by means of a trade not requiring any additional agreements, indemnification, or securities filings on the part of Loral, so long as the terms of the transaction are otherwise satisfactory to the Majority Holders. In the event, however, that no Broker recommended by Loral is prepared to effectuate the sale on terms satisfactory to the Majority Holders without (i) an agreement providing for indemnification, representations and warranties or covenants (an "Indemnity Agreement") or (ii) requiring Loral to incorporate in a prospectus supplement or post-effective amendment to the Registration Statement information relating to the transaction with the Broker, then Loral shall enter into such Indemnity Agreement and incorporate in a prospectus supplement or post-effective amendment to the Registration Statement such information as is reasonably determined to be included therein by such Broker and the Majority Holders, and make all required filings of the same.

                  4.3. Piggy-Back Offering. If at any time Loral, for its own account or for the account of any of its securityholders, proposes to offer Loral's Common Stock, par value $.01 per share, in the form of a primary or secondary underwritten offering (other than with respect to a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission) or a registration statement filed in connection with an exchange offer or offering of securities solely to Loral's existing securityholders), then Loral shall give written notice of such proposed underwritten offering to Holders as soon as practicable (but in no event later than the anticipated filing date of such offering), and such notice shall offer such Holders the opportunity to include in such underwritten offering such number of LSC Shares as each such Holder may request (which request shall specify the number of LSC Shares intended to be disposed of by such Holder) (a "Piggy-Back Offering"). Loral shall use its reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the LSC Shares requested to be included in a Piggy-Back Offering to be included on the same terms and conditions as any similar securities of Loral included therein to permit the sale or other disposition of such LSC Shares in accordance with the intended method of distribution thereof. Notwithstanding the foregoing, Holders shall not be entitled to a Piggy-Back Offering in connection with any underwritten offering granted by Loral to a third party pursuant to a

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contractual obligation if the agreement between such third party and Loral providing for such underwritten offering prohibits Loral from granting to other Persons the right to "piggy-back" on to such underwritten offering; provided that in such event, Loral shall provide Holders notice of such prohibition prior to the anticipated filing date of such registration so as to permit Holders to seek permission from such third party to include LSC Shares in such underwritten offering.

                  4.4. Reduction of Offering. Notwithstanding anything contained herein, if the managing Underwriter or Underwriters of an offering described in
Section 4.3. deliver a written opinion to the Holders of the LSC Shares requesting inclusion in such offering that (i) the size of the offering that the Holders, Loral and/or such other Persons intend to make or (ii) the kind of securities that the Holders, Loral and/or any other Persons intend to include in such offering is such that the success of the offering would be materially and adversely affected by inclusion of the LSC Shares requested to be included, then
(A) if the size of the offering is the basis of such Underwriter's or Underwriters' opinion, Loral shall not include an amount of LSC Shares requested to be included in such offering by all Holders equal to the Excess Amount (such reduction to be allocated pro rata among the Holders requesting inclusion of LSC Shares in the Piggy-Back Offering); provided that if securities are being offered for the account of other Persons as well as Loral, then with respect to the LSC Shares intended to be offered by Holders, the proportion by which the amount of such class of securities intended to be offered by Holders is reduced shall not exceed the proportion by which the amount of such class of securities intended to be offered by such other Persons is reduced (it being understood that such reduction may be all of such class of securities); and (B) if the combination of securities to be offered is the basis of such Underwriter's or Underwriters' opinion, (x) the LSC Shares to be included in such offering shall be reduced as described in clause (A) above (subject to the proviso in clause
(A)) or, (y) if the actions described in clause (B)(x) would, in the judgment of the managing Underwriter or Underwriters, be insufficient to substantially eliminate the adverse effect that inclusion of the LSC Shares requested to be included would have on such offering, such LSC Shares will be excluded from such offering.

                  If, as a result of the proration provisions of this Section 4.4., any Holder shall not be entitled to include all LSC Shares in a Piggy-Back Offering that such Holder has requested to be included, such Holder may elect to withdraw his request to include LSC Shares in such offering (a "Withdrawal Election"); provided, however, that a Withdrawal Election shall be irrevocable and, after making a Withdrawal Election, a Holder shall no longer have any right to include LSC Shares in the offering as to which such Withdrawal Election was made.

                  4.5. Registration Statement. Loral covenants that it shall use its reasonable best efforts to maintain the Registration Statement continuously effective under the Securities Act until the earlier of the (a) date that the LSC Shares shall no longer constitute restricted securities pursuant to Rule 144(k) of the Securities Act or (b) the date that all the LSC Shares shall have been sold pursuant to such Registration Statement.

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5.       MISCELLANEOUS

                  5.1. Additional Actions and Documents. Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver, and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement, whether before or after the Closing Date.

                  5.2. LSC Shares. The LSC Shares to be issued pursuant to this Agreement shall be separate from any LSC Common Stock acquired by Alcatel Espace in connection with the sale of its interest in Space Systems/Loral, Inc., a Delaware corporation, and shall not be included in any ownership calculations of LSC Common Stock pursuant to any agreement that Alcatel Espace may enter in connection with such sale.

                  5.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the doctrine of conflicts of laws.

                  5.4. No Waivers; Amendments.

                  5.4.1. No failure or delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  5.4.2. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each party hereto.

                  5.5. Survival of Provisions. The representations and warranties, covenants and agreements contained in this Agreement shall survive and remain in full force and effect, regardless of any investigation made by or on behalf of Alcatel, or by or on behalf of Loral, and shall survive delivery of the Cash Consideration, LSC Shares, and the LQSS Interests.

                  5.6. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes any and all prior agreements and understandings, written or oral, relating to the subject matter hereof.

                  5.7. Counterparts. This Agreement may be signed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

                  5.8. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

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                  5.9. Press Releases and Public Announcements. Any press
releases and public announcements or disclosures relating to the transactions contemplated hereby shall be made only if mutually agreed upon by the parties hereto, except to the extent a party has been advised in writing by counsel (with a copy provided to the other party) that failure to disclose would violate applicable law or stock exchange regulation, provided that any such required disclosure will, to the extent practicable, be subject to prior consultation among the parties.

                  5.10. Expenses. Except as otherwise set forth in this Agreement, each party to this Agreement shall bear all the fees, costs and expenses that are incurred by it in connection with the transactions contemplated hereby, including, without limitation, attorneys' fees and fees of financial advisors and investment bankers engaged by such party.

                  5.11. Notices. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery (including delivery by courier), telegram, telex, or facsimile transmission, addressed as follows:

                  To Alcatel:                Alcatel Spacecom
                                             5, rue Noel Pons
                                             92737 Nanterre Cedex
                                             France
                                             Attn.:   Lionel Fleury
                                                      President
                                                      Arlette Lefeuvre, Esq.
                                             Fax:     011-331-46-52-64-60

                  with a copy (which shall not constitute notice) to:

                                             Hogan & Hartson L.L.P.
                                             Columbia Square
                                             555 13th Street, N.W.
                                             Washington, D.C. 20004-1109
                                             Attn.:   Mark E. Mazo, Esq.
                                             Fax:     202/637-5910

                  To Loral:                  Loral Space & Communications Ltd.
                                             600 Third Avenue
                                             New York, New York 10016
                                             Attn.:   Michael B. Targoff
                                                      President and Chief
                                                      Operating Officer
                                             Fax:     212/682-9805

                  with a copy (which shall not constitute notice) to:

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                                             Loral Space & Communications Ltd.
                                             600 Third Avenue
                                             New York, New York 10016
                                             Attn.: Eric Zahler, Esq.
                                                    Avi Katz, Esq.
                                             Fax:   212/338-5350

                                                       and

                                             Willkie Farr & Gallagher
                                             One Citicorp Center
                                             153 East 53rd Street
                                             New York, New York 10022
                                             Attn.:   Bruce Kraus, Esq.
                                             Fax:     212/821-8111

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                  IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the date first set forth above.

                                             LORAL SPACE & COMMUNICATIONS LTD.


                                             By:  /s/ Michael B. Targoff
                                                  ----------------------
                                             Name:    Michael B. Targoff
                                             Title:   President and Chief
                                                      Operating Officer



                                             ALCATEL SPACECOM


                                             By:  /s/ Lionel Fleury
                                                  -----------------
                                             Name:    Lionel Fleury
                                             Title:   President

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